SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

SUMMIT FINANCIAL SERVICES GROUP, INC.

(Name of registrant as specified in its charter)

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SUMMIT FINANCIAL SERVICES GROUP, INC.

595 South Federal Highway, Suite 500

Boca Raton, Florida 33432

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 6, 2010

To Our Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Summit Financial Services Group, Inc., a Florida corporation, will be held on Wednesday, October 6, 2010, at 11:00 a.m. Eastern Time at the offices of Akerman Senterfitt, 350 East Las Olas Boulevard, 16th Floor, Ft. Lauderdale, Florida 33301 for the following purposes, as described in the attached Proxy Statement:

1. To elect five members to our Board of Directors to hold office until our next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2. To amend our 2006 Incentive Compensation Plan (the “Plan”), to increase the number of shares of our capital stock underlying the Plan to 22,000,000 shares; to increase the individual limitation on the amount of certain Awards under the Plan which a participant may receive in any fiscal year; and to clarify that such limitation does not apply to deferred stock Awards under the Plan;

3. To ratify the appointment of Moore Stephens Lovelace, P.A., as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on August 25, 2010, as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Important Notice regarding the Availability of Proxy Materials for our Annual Shareholders Meeting to be held on October 6, 2010. The Proxy Statement and a copy of our Annual Report on Form 10-K for the year ended December 31, 2009 are available at www.summitbrokerage.com under “Disclosures.”

By Order of the Board of Directors,

Steven C. Jacobs
Executive Vice President, Chief Financial Officer

Boca Raton, Florida
September 1, 2010

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

SUMMIT FINANCIAL SERVICES GROUP, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

Summit Financial Services Group, Inc. (“Summit” or the “Company”) is furnishing you this Proxy Statement on behalf of its Board of Directors to solicit proxies for its Annual Meeting of Shareholders (the “Annual Meeting”), and any adjournments or postponements of the Annual Meeting. We plan to hold the Annual Meeting on Wednesday, October 6, 2010, at 11:00 a.m. Eastern Time, at the offices of Akerman Senterfitt, 350 East Las Olas Boulevard, 16th Floor, Ft. Lauderdale, Florida 33301. The approximate date that this Proxy Statement, the accompanying Notice of Annual Meeting, and the enclosed Form of Proxy are first being sent to shareholders is on or about September 1, 2010. The Company’s Annual Report on Form 10-K (the “Annual Report”), will be mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting materials. The Company’s principal executive offices are located at 595 South Federal Highway, Suite 500, Boca Raton, Florida 33432.

Matters To Be Considered at the Annual Meeting

At the Annual Meeting, holders of our common stock will consider and vote upon proposals to:

•	elect five members to our Board of Directors to hold office until our next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

•

to amend our 2006 Incentive Compensation Plan (the “Plan”), to increase the number of shares of our capital stock underlying the Plan to 22,000,000 shares; to increase the individual limitation on the amount of certain Awards under the Plan which a participant may receive in any fiscal year; and to clarify that such limitation does not apply to deferred stock Awards under the Plan;

•	to ratify the appointment of Moore Stephens Lovelace, P.A., as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Outstanding Shares; Voting Rights

The Board of Directors has set the close of business on August 25, 2010, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. The common stock is the only class of securities of the Company entitled to vote. Each share of common stock has one vote. Only shareholders of record as of the close of business as of the record date will be entitled to vote. A list of shareholders entitled to vote at the Annual Meeting will be available at our executive offices, 595 South Federal Highway, Suite 500, Boca Raton, Florida 33432, for a period of ten days prior to the Annual Meeting for examination by any shareholder. As of the record date, there were 25,920,288 shares of common stock issued and outstanding, and 125,000 shares of non-voting Series A Convertible Preferred Stock (the “Series A Preferred Stock”) issued and outstanding.

Shareholders that own their shares in “street name” through a stock brokerage account or through a bank or nominee may attend the Annual Meeting but may not grant a proxy or vote at the Annual Meeting. Instead, the broker, bank or nominee is considered the record holder of those shares and those shareholders must instruct the record holder how they wish their shares to be voted. Shareholders are entitled to one vote for each share held, and do not have the right to cumulate their votes.

A majority of the shares of our common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum with respect to all matters presented. Directors will be elected by a plurality of the votes cast at the Annual Meeting by the shareholders entitled to vote in the election. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposals will be required for approval of the amendments to the Plan, and for the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2010. Any other matter that may be submitted to a vote of the shareholders will be approved by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter, unless such matter is one for which a greater vote is required by law or by our Certificate of Incorporation or Bylaws, as amended. If less than a majority of the shares of common stock entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the Annual Meeting before an adjournment is taken.

Prior to the Annual Meeting, we will select one or more inspectors of election for the Annual Meeting. Such inspectors shall determine the number of shares of common stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting but will not be counted as votes cast for or against any given matter. Abstentions will have no effect on the election of directors and will have the effect of a negative vote on the approval of the amendments to the Plan, and the ratification of the appointment of our independent registered public accounting firm.

Broker “non-votes” occur when a broker, bank or other nominee who holds shares in “street name” for a beneficial owner does not have discretionary authority to vote on a matter and has not received instructions on how to vote from the beneficial owner of the shares. Under recent New York Stock Exchange (“NYSE”) rule changes, a broker does not have the discretion to vote on the election of directors. As a result, any broker that is a member of the NYSE will not have the discretion to vote on the election of directors. A broker “non-vote” will have no effect on the election of directors.

As of the record date, our directors and executive officers owned of record approximately 6,680,000 shares of common stock, representing approximately 25.8% of the outstanding shares of common stock entitled to vote at the Annual Meeting. In addition, Antares Capital Fund III Limited Partnership (“ACF”) has indicated that it intends to vote its 4,000,000 shares of common stock (or approximately 15.4% of the outstanding shares of common stock entitled to vote at the Annual Meeting) in favor of all of such proposals to be considered at the Annual Meeting. Accordingly, it is anticipated that the holders of a total of 10,680,000 shares of common stock, or approximately 41.2% of the outstanding shares of common stock entitled to vote at the Annual Meeting, will vote for all of the proposals described above, thus virtually ensuring the approval of such proposals.

Shares of common stock represented by a properly executed proxy received in time to permit its use at the Annual Meeting and any adjournments or postponements thereof, will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares of common stock represented by the proxy will be voted (a) FOR the election of all five nominees for director, (b) FOR the approval of the amendments to the Plan; (c) FOR the ratification of the appointment of our independent registered public accounting firm, and (d) FOR the authorization to act upon such other business as may properly come before the Annual Meeting, and any and all adjournments or postponements thereof. We do not anticipate that any of our nominees for directors will be unavailable for election and we do not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

Revocability of Proxies

If you grant a proxy, you may revoke your proxy at any time until it is voted by:

•

delivering a notice of revocation to the attention of Steven C. Jacobs, Executive Vice President, Chief Financial Officer and Secretary, Summit Financial Services Group, Inc., 595 South Federal Highway, Suite 500, Boca Raton, Florida 33432;

•	submitting a proxy with a later date prior to the Annual Meeting; or

•	appearing at the Annual Meeting, revoking the proxy and voting in person.

Attendance at the Annual Meeting will not in and of itself revoke a proxy that you submitted prior to the Annual Meeting.

Solicitation of Proxies

The enclosed proxy is solicited on behalf of our Board of Directors. We will bear the cost of the solicitation of proxies and will solicit proxies by mail. In addition, our directors, officers and employees may solicit proxies from shareholders by telephone, in person or by any other lawful means. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation material to the beneficial owners of common stock held of record by those persons, and we will reimburse them for reasonable out-of-pocket expenses.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of August 1, 2010 with respect to the beneficial ownership of common stock by: (i) each executive officer named in the Summary Compensation Table, set forth below; (ii) each director; (iii) each shareholder known by us to be the beneficial owner of more than 5% of the Company’s common stock; and (iv) all executive officers and directors as a group.

Name of Beneficial Owner(1)	No. of Shares(2)		Percentage(2)
Marshall T. Leeds	10,750,504	(3)	35.5%
Steven C. Jacobs	1,785,500	(4)	6.5%
Sanford B. Cohen	475,000	(5)	1.8%
Paul D. DeStefanis	635,000	(6)	2.4%
William L. Harvey	490,000	(7)	1.9%
Antares Capital Fund III Limited Partnership(8)	4,000,000		15.4%
The Equity Group Inc. Profit Sharing Plan & Trust(9)	1,600,000	(9)	6.2%
All executive officers and directors as a group (5 persons)	14,136,004	(10)	42.4%

(1)	Unless otherwise noted, the address of each person or entity listed is 595 South Federal Highway, Suite 500, Boca Raton, Florida 33432.
(2)	Based on 25,920,288 shares outstanding on August 1, 2010, and those additional shares deemed to be outstanding as to a particular person in accordance with applicable law and/or regulations. Shares of common stock issuable upon exercise or conversion of outstanding options, warrants or convertible securities that are exercisable or convertible within 60 days of August 1, 2010, are deemed beneficially owned by a particular person, and are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(3)	Includes: (a) 6,400,000 shares of common stock, and (b) 4,350,504 shares of common stock issuable pursuant to stock options exercisable within the next 60 days, including 2,800,000 shares issuable upon exercise of stock options, as described under “Employment Agreements,” which were issued to Mr. Leeds on January 14, 2010 subject to shareholder approval of certain Plan amendments, as described below, and excluding 2,800,000 of Deferred Stock issued to Mr. Leeds on January 14, 2010 subject to shareholder approval of certain Plan amendments.
(4)	Includes 1,265,500 shares of common stock issuable upon exercise of outstanding options exercisable within the next 60 days and 440,000 shares issuable pursuant to currently exercisable warrants. Also includes 80,000 shares of common stock owned by Mr. Jacobs and his spouse as tenants by the entireties, and with respect to such shares, Mr. Jacobs and his wife share voting and investment power.
(5)	Includes 475,000 shares of common stock issuable upon exercise of outstanding stock options exercisable within the next 60 days.
(6)	Includes 435,000 shares of common stock issuable upon exercise of outstanding stock options exercisable within the next 60 days. Also includes 200,000 shares of common stock owned by Mr. DeStefanis and his spouse as tenants by the entireties, and with respect to such shares, Mr. DeStefanis and his wife share voting and investment power.
(7)	Includes 490,000 shares of common stock issuable upon exercise of outstanding stock options exercisable within the next 60 days.

(8)

Address: 9999 N.E. 2nd Avenue, Suite 306, Miami Shores, Florida 33138. Antares Capital Fund III Limited Partnership (“ACF”) is a Delaware limited partnership whose general partner is Antares Capital Partners III, L.L.C. (“ACP”), a Florida limited liability company. ACP has sole voting authority over ACF’s investments. The managing partners of ACP are Jonathan I. Kislak and Randall Poliner.

(9)	Address: 800 Third Avenue, 36th Floor, New York, NY 10022. The co-trustees of the Equity Group Inc.’s Profit Sharing Plan & Trust are Robert Goldstein and Loren Mortman, either of whom has voting authority over the Trust’s investments. Does not include 200,000 shares of common stock jointly owned by Ms. Mortman and her spouse.
(10)	Includes 7,456,004 shares of common stock issuable upon exercise of outstanding stock options and warrants exercisable within the next 60 days.

Voting Agreements and Agreements Related to Corporate Governance

When Antares Capital Fund III Limited Partnership (“ACF”) purchased 4,000,000 shares of our common stock on April 11, 2003, it entered into a Stock Purchase Agreement with us and a Co-Sale and Voting Rights Agreement with Marshall T. Leeds. Under those agreements, ACF has certain rights relating to corporate governance matters for so long as ACF owns 2,000,000 of the original 4,000,000 shares of common stock it purchased. Such rights include:

•

the right to appoint or nominate for election a director, which director would also serve on the compensation and audit committees (subject to compliance with applicable law and/or regulation); and further, Mr. Leeds agreed to vote in favor of such appointment or election;

•	the right to have a representative present at meetings of the Board and its committees, which right includes the same access to our records as a Board member would have;

•

majority approval by the independent directors of certain stock purchases, if any, under $0.25 per share by Mr. Leeds, and if so approved, ACF has the right to participate with Mr. Leeds on a pro-rata basis; and

•	the right to participate on a pro-rata basis in any sale of our stock by Mr. Leeds on the same terms and conditions as any such proposed sale.

Although ACF has a right to designate a nominee to our Board of Directors, it has not done so and has not indicated to us when or if it will do so. However, ACF has exercised its right to have its representatives attend our Board of Directors meetings on a regular basis.

PROPOSAL 1 – ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

The Board of Directors will submit to the shareholders for their vote at the Annual Meeting a slate of directors comprising five nominees, all currently directors.

Nominees

Our Bylaws provide that the number of directors may be fixed from time to time by resolution of the Board of Directors, which number shall not be less than one. The number of directors is currently fixed at five. The Bylaws provide that vacancies occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors or by our shareholders. Our executive officers serve at the discretion of the Board of Directors and are elected by our Board of Directors annually.

Under agreements between ACF, Summit and Mr. Leeds, ACF has the right to designate a nominee to the Board of Directors. As of the date of this proxy, ACF has not designated a person to serve on the Board of Directors and has not indicated whether it will do so in the future. However, at such time as ACF designates a representative to serve on the Board of Directors, the Board of Directors may increase the number of directors and appoint the ACF designee in accordance with our Bylaws.

Each director elected at the Annual Meeting will serve for a term expiring at the next Annual Meeting of Shareholders or until a successor has been duly elected and qualified. Marshall T. Leeds, Sanford B. Cohen, Steven C. Jacobs, Paul D. DeStefanis and William L. Harvey have been nominated as directors to be elected by the shareholders at this Annual Meeting, and proxies will be voted for all five nominees, absent contrary instructions. All nominees are currently directors of Summit. The biographical information regarding the nominees for election to our Board of Directors, including the experiences, qualifications, attributes or skills that have caused the Company to currently determine that each such person should serve as a director of the Company, is set forth below under “Executive Officers and Directors.” No nominee is related to any other nominee to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL NOMINEES FOR DIRECTORS.

Executive Officers and Directors

Marshall T. Leeds, Chairman of The Board, Chief Executive Officer and President (age 55). Mr. Leeds was elected our President, and re-elected our Chairman and Chief Executive Officer, on February 26, 2004. He holds the same offices and Board membership with Summit Brokerage Services, Inc. (“Summit Brokerage”), our operating subsidiary. Mr. Leeds acquired a controlling interest in Summit on May 22, 2002, whereupon he became our Chairman and Chief Executive Officer. From March 22, 2002 to May 22, 2002, Mr. Leeds was employed as our Director of Recruiting. Between October 2001 and March 2002, Mr. Leeds was a private investor. Prior thereto, Mr. Leeds served, between January 2001 and September 2001, as Chairman and Chief Executive Officer of First Union Securities Financial Network, Inc. (now Wells Fargo Advisors Financial Network) (“First Union”). Prior to joining First Union, Mr. Leeds served, between December 1983 and December 2000, as Chairman, President and Chief Executive Officer of JWGenesis Financial Corp. and its predecessor. JWGenesis Financial Corp. was acquired by First Union on January 1, 2001. Mr. Leeds is a past Chairman of the Regional Investment Bankers Association, Inc. and also serves on the Independent Contractor Firm Committee of the Securities Industry Association. Mr. Leeds has extensive experience in the securities industry in the operation and management of independent brokerage firms, in the recruitment of financial advisors and in strategic planning.

Steven C. Jacobs, Executive Vice President, Chief Financial Officer, Secretary and a Director (age 49). Mr. Jacobs has been a director of the Company since February 26, 2004, and a director of Summit Brokerage since May 22, 2002. He became our Executive Vice President in February 2003, and assumed the additional duties of our Chief Financial Officer and Secretary in May 2003. He is also a director of and holds the same offices with Summit Brokerage. Prior to joining Summit Brokerage, Mr. Jacobs served, between October 2000 and January 2003, as the Managing Partner of Tucker Ridge Financial Partners, LLC, a private investment banking and financial advisory firm serving emerging growth and middle market companies. For the ten year period prior to founding Tucker Ridge in October 2000, Mr. Jacobs held several senior executive investment banking positions, including having served, between January 2000 and September 2000, as Managing Director for Union Atlantic, LLC and prior thereto, between March 1998 and December 1999, as Managing Director of Pinnacle Partners, LLC, a private investment banking and financial advisory firm that was acquired by Union Atlantic in December 1999. Immediately following his graduation from the University of Florida in 1982 with a BS in Accounting, Mr. Jacobs held audit, tax and consulting positions with Deloitte & Touche, and subsequent thereto served as Manager of Tax and Special Projects for Microtel, Inc. Mr. Jacobs also served as Chief Financial Officer for Corporate Securities Group, Inc., a FINRA (f/k/a NASD) member broker/dealer. Mr. Jacobs has extensive experience in the securities industry, including related to accounting and finance, operations, corporate finance and strategic planning.

Sanford B. Cohen, Director (age 54). Mr. Cohen has been a director of the Company since February 2004, and a director of Summit Brokerage since May 22, 2002. Mr. Cohen also serves as a member of our compensation committee. In 1985, Mr. Cohen founded Prescott Valley Broadcasting Co., Inc., owner of KPPV-FM and KQNA-AM radio stations in Prescott Valley, Arizona, and has been its President since its inception. From 1982 to 1984, Mr. Cohen was Vice President of National Phonecasting Co., a joint venture with Gannett Broadcasting Corp., a private company engaged in telephone broadcasting of financial information. Mr. Cohen received his B.A. degree in Economics in 1979 from Michigan State University. Mr. Cohen has extensive executive experience with strong skills in strategic planning.

Paul D. DeStefanis, Director (age 50). Mr. DeStefanis became a director of the Company and Summit Brokerage in February 2004. Mr. DeStefanis also serves as a member of our compensation and audit committees. He has over twenty years of financial and accounting experience. Mr. DeStefanis is currently a principal of Advanced Business Valuations, a business valuation and litigation support services firm he founded in 1990. Between 1994 and 1996, Mr. DeStefanis served, on a part-time basis, as Chief Financial Officer and Treasurer of The Commonwealth Group, a merchant banking and corporate consulting firm. Prior thereto, between 1990 and 1994, Mr. DeStefanis served as Senior Vice President, Treasurer and Chief Financial Officer for Jillian’s Entertainment Corp., a diversified publicly held entertainment company. Between 1982 and 1990, Mr. DeStefanis held various positions with Deloitte & Touche. Mr. DeStefanis graduated from the University of Florida in 1982 with a Bachelors of Science in accounting. In addition to being a Certified Public Accountant, he is an Accredited Business Valuator (AICPA designation), an Accredited Senior Appraiser (American Society of Appraisers designation) and a Certified Valuation Analyst (NACVA designation). Mr. DeStefanis is also a past member of NACVA’s Education Board. Mr. DeStefanis has strong skills in corporate finance and accounting, business valuations, and strategic planning.

William L. Harvey, Director (age 54). Mr. Harvey became a director of the Company and Summit Brokerage in February 2004. Mr. Harvey also serves as a member of our audit committee. Mr. Harvey has over thirty years of financial and accounting experience, and has, since August 2008, served as Chief Financial Officer of Interval Leisure Group, Inc. (“ILG”) and as Executive Vice President since June 2009. Prior to joining ILG in June 2008, Mr. Harvey served as the Chief Financial Officer for TrialGraphix, Inc., a Miami-based litigation support firm from August 2006 through November 2007. Between June 2003 and July 2006, Mr. Harvey served as Vice President for LNR Property Corporation, a Miami-based diversified real estate and finance company, managing various financial and accounting units. From September 1992 through February 2003, Mr. Harvey served as the Executive Vice President and Chief Financial Officer of Pan Am International Flight Academy, Inc., a private provider of flight training services. Mr. Harvey is a CPA who began his professional career at Deloitte & Touche and was a partner in their Miami office prior to September 1992 where he served as a member of the firm’s National Office SEC Services Department for two years. Mr. Harvey graduated from Florida State University in 1977 with a Bachelors of Science in accounting. Mr. Harvey has extensive experience in corporate finance and accounting and strong skills in real estate and strategic planning.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 that were furnished to us, all of those applicable forms were timely filed by those individuals known to us and who were required to file such forms.

Board Meetings and Committees

Our Board of Directors held seven meetings during our fiscal year ended December 31, 2009. Our Board of Directors has determined that all of our directors, other than Messrs. Leeds and Jacobs, are independent under Nasdaq Stock Market Rule 4200(a)(15). During our fiscal year ended December 31, 2009, no director attended less than 75% of the aggregate number of Board of Directors meetings held or meetings of committees on which they served. The Board of Directors has a compensation committee and an audit committee. It does not have a formal nominating committee.

We encourage all of our directors to attend our Annual Meeting of Shareholders. We generally hold a Board of Directors meeting immediately following our Annual Meeting of Shareholders. All of our directors attended in person or telephonically, the last Annual Meeting of Shareholders, which was held on November 5, 2009.

Compensation Committee. Paul D. DeStefanis and Sanford B. Cohen are currently the members of our compensation committee. The compensation committee is responsible for establishing the compensation of the Chief Executive Officer and other executive officers, including salary, bonuses, termination arrangements, stock options and other incentive compensation and executive officer benefits. The compensation committee administers our compensation program which consists of two components, base salary and incentives. The components are intended to attract, motivate, reward and retain our executive officers. Base salaries are intended to be consistent with competitive pay practices of similarly sized companies in our industry after taking into account, among other things, levels of responsibility, job performance, competitive trends, our financial performance and general economic conditions. Incentives, in the form of the issuance of stock options, is based, in part, on an individual’s performance and potential contribution to our growth and profitability, The compensation committee does not have a written charter. The compensation committee met once during fiscal 2009. Immediately after the Annual Meeting, it is anticipated that Paul D. DeStefanis and Sanford B. Cohen will be reappointed to the compensation committee by our Board of Directors. In addition to the foregoing persons, we have agreed, subject to applicable law and/or regulation, to appoint the Board of Directors member designee of ACF, assuming ACF designates such an individual, to the compensation committee.

Audit Committee. The members of our audit committee are currently Paul D. DeStefanis and William L. Harvey. The primary purpose of the audit committee is to assist the Board of Directors in its oversight of our internal controls and financial statements and the audit process. In addition, the audit committee assists the Board of Directors in the selection of our independent registered public accounting firm and the fees to be paid to the independent registered public accounting firm. Messrs. DeStefanis and Harvey are considered “independent” as that term is defined in Nasdaq Stock Market Rule 4200(a)(15) of the NASD. Further, the Board of Directors has determined that the audit committee has at least one financial expert, who is William L. Harvey. The audit committee met four times in fiscal 2009. The report of the audit committee is included below. Immediately after the Annual Meeting, it is anticipated that Paul D. DeStefanis and William L. Harvey will be reappointed to the audit committee by our Board of Directors. In addition to the foregoing persons, we have agreed, subject to applicable law and/or regulation, to appoint to the audit committee a Board member designee of ACF, assuming ACF elects to designate such an individual. A copy of the audit committee’s written charter was attached as an exhibit to our proxy statement for our annual meeting of our shareholders held on November 18, 2008.

Nominating Committee. We do not have a formal nominating committee. We will consider proposed nominees for election to the Board of Directors whose names are submitted to our Corporate Secretary by shareholders; however, we do not have a formal process for that consideration. We have not to date adopted a formal process given the Company’s size and given the historically small number of proposed nominees. We believe it is desirable to be flexible and open as to whom the Board of Directors might consider for Board membership. Generally, however, our Board member selection criteria include: integrity; high level of education and/or business experience; broad-based business acumen; understanding of our business and industry; strategic thinking and willingness to share ideas; ability to work as a constructive member of a team for the benefit of shareholders; network of contacts; and diversity of experiences, expertise and background. Director nominees have normally been identified based upon suggestions by outside directors, management members and/or shareholders. Proposed nominees are not evaluated differently depending upon who has made the proposal. All of our Board members will participate in the consideration of any proposed nominees. We have not to date paid any third party fees to assist in this process.

If a shareholder wishes to suggest a proposed name for consideration as a nominee for Board membership at an Annual Meeting, the name of that nominee and related personal and other information, as indicated in our Bylaws, should be forwarded to us, in care of the Company’s Corporate Secretary, at least 120 days before the Annual Meeting to assure time for meaningful consideration by the Board of Directors. That time frame is shortened when the Annual Meeting is scheduled for a date that varies more than 30 days from the anniversary date of the last Annual Meeting. See also “Shareholder Proposals” for requirements for nominations for the next Annual Meeting.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors has no current policy regarding the need to separate or combine the offices of Chairman of the Board of Directors and Chief Executive Officer. Our Board of Directors may review in the future whether a policy is appropriate for us. Historically, we have combined the positions of Chairman of the Board of Directors and Chief Executive Officer, based on our continued belief that our Chief Executive Officer is in the best position to fulfill the Chairman of the Board of Director’s responsibilities, including those related to identifying emerging issues facing us and our industry, and communicating essential information to our Board of Directors about our performance and strategies. Currently, we have not designated a lead independent director. We believe that our current leadership structure is appropriate based upon our size and characteristics, the involvement of our independent directors and the role of both our Audit and Compensation Committees. Our Board of Directors is involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through both the Audit and Compensation Committees, as disclosed in the descriptions of each of the committees above, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies their oversight responsibility through reports by each committee regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Shareholder Communications to the Board of Directors

The Board of Directors does not have a formal process for shareholders to send communications to the Board of Directors. Due to the infrequency of shareholder communications to the Board of Directors the Board of Directors does not believe that a formal process is necessary. Written communications to the Board of Directors, or to any member of the Board of Directors, may be sent to the Board of Directors, or the individual Board member, at the Company’s executive offices at 595 South Federal Highway, Suite 500, Boca Raton, Florida 33432, and the Company will promptly circulate such communications to all members of the Board of Directors (or to those particular directors to whom such communication is specifically addressed). Such communications will be screened to the extent necessary in order to ascertain the intended recipients or appropriate recipients among the members of the Board of Directors.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid by the Company during the fiscal years ended December 31, 2008, and 2009 to our Chief Executive Officer and any executive officer who received compensation in excess of $100,000 for the last completed fiscal year (each a “Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus		Stock Awards	Option Awards	Non-equity Incentive Plan Compensation		Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
		($)	($)		($)	($)	($)		($)	($)		($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)		(j)

Marshall T. Leeds, Chairman, Chief Executive Officer & President	2009	$275,625	$—		$—	$27,651	$166,648	(1)	$—	$22,930	(3)	$492,854
	2008	$262,500	$—		$—	$10,001	$148,914	(2)	$—	$21,121	(3)	$442,536

Steven C. Jacobs, Executive Vice President, Chief Financial Officer, Secretary and Director	2009	$182,963	$25,000	(4)	$—	$27,651	$—		$—	55,135	(5)(6)	$290,749
	2008	$178,500	$20,000	(4)	$—	$10,001	$—		$—	$17,921	(5)	$226,422

(1)	Represents non-discretionary bonus amount accrued in 2009 but not received until 2010.
(2)	Represents non-discretionary bonus amounts accrued in 2008 but not paid until 2009.
(3)	Includes an automobile allowance, employee benefits in the form of health insurance, and club dues.
(4)	Represents a discretionary bonus.
(5)	Includes an automobile allowance and employee benefits in the form of health insurance.
(6)	Also includes approximately $35,000 resulting from an increase in the value of warrants attributable to an approximate five year extension of the exercise period. See “Equity Compensation Plan Not approved by Shareholders – Warrants.”

As described below, Mr. Leeds is compensated pursuant to the terms of his employment agreement. Option awards in 2009 and 2008 to both of the Named Executive Officers, were determined by our compensation committee, and are described in the following table.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning unexercised options; stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2009.

	Option Awards						Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Marshall T. Leeds	5,600,000	—	(1)(8)		$0.25	3/22/2012
	40,000	—	(1)		$0.40	12/31/2014
	40,000	—	(2)		$0.28	12/31/2015
	30,000	10,000	(3)		$0.35	12/31/2013
	470,168	235,084	(4)		$0.32	1/1/2017
	470,168	235,084	(4)		$0.35	1/1/2017
	20,000	20,000	(5)		$0.70	12/31/2014
	10,000	30,000	(6)		$0.50	12/31/2015
	—	80,000	(7)		$0.52	12/31/2016

	6,680,336	610,168					—	—	—	—

Steven C. Jacobs	20,000	—	(1)		$0.50	3/22/2012
	25,000	—	(1)		$0.50	8/2/2012
	600,000	—	(1)		$0.45	8/7/2013
	5,000	—	(1)		$0.50	12/22/2013
	40,000	—	(1)		$0.40	12/31/2013
	44,000	—	(1)		$0.40	6/1/2014
	6,500	—	(1)		$0.40	12/31/2014
	40,000	—	(1)		$0.40	12/31/2014
	40,000	—	(2)		$0.28	12/31/2015
	10,000	—	(2)		$0.28	12/31/2015
	30,000	10,000	(3)		$0.35	12/31/2013
	187,500	62,500	(3)		$0.32	12/31/2013
	187,500	62,500	(3)		$0.35	12/31/2013
	20,000	20,000	(5)		$0.70	12/31/2014
	10,000	30,000	(6)		$0.50	12/31/2015
	—	80,000	(7)		$0.52	12/31/2016

	1,265,500	265,000					—	—	—	—

(1)	Options were fully vested as of December 31, 2005.
(2)	Options vest 25% on 12/31/06, 12/31/07, 12/31/08 and 12/31/09.
(3)	Options vest 25% on 12/31/07, 12/31/08, 12/31/09, and 12/31/10.
(4)	Options vest 33.3% on 1/1/08, 1/1/09, and 1/1/10.
(5)	Options vest 25% on 12/31/08, 12/31/09, 12/31/10 and 12/31/11.
(6)	Options vest 25% on 12/31/09, 12/31/10, 12/31/11 and 12/31/12.
(7)	Options vest 25% on 12/31/10, 12/31/11, 12/31/12 and 12/31/13.

(8)	On January 14, 2010, the Company cancelled these options in consideration, in part, for the issuance of immediately exercisable options to acquire 2,800,000 shares of common stock at an exercise price of $.50, together with 2,800,000 shares of deferred stock, subject to shareholder approval of certain amendments to our 2006 Incentive Compensation Plan. See “Employment Agreements;” and “Proposal 2- Approval of Amendments to our 2006 Incentive Compensation Plan.”

Director Compensation

The following table sets forth certain information concerning compensation paid to our outside directors during the year ending December 31, 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)
William L. Harvey	$11,400		$23,887	(1)				$35,287
Paul D. DeStefanis	$1,400		$21,373	(2)				$22,773
Sanford B. Cohen	$1,400		$21,373	(3)				$22,773

	$14,200	$—	$66,633		$—	$—	$—	$80,833

(1)	As of December 31, 2009, Mr. Harvey beneficially owned options covering 395,000 shares of the Company’s common stock, all of which had vested. Mr. Harvey was also granted an option, on January 4, 2010, for an additional 95,000 shares, which options vested immediately upon issuance.
(2)	As of December 31, 2009, Mr. DeStefanis beneficially owned options covering 350,000 shares of the Company’s common stock, all of which had vested. Mr. DeStefanis was also granted an option, on January 4, 2010, for an additional 85,000 shares, which options vested immediately upon issuance.
(3)	As of December 31, 2009, Mr. Cohen beneficially owned options covering 390,000 shares of the Company’s common stock, all of which had vested. Mr. Cohen was also granted an option, on January 4, 2010, for an additional 85,000 shares, which options vested immediately upon issuance.

In serving on our Board of Directors, non-employee directors receive compensation of $350 for each meeting attended, as well as the grant of stock options from time to time at the discretion of our Board of Directors. Non-employee directors are also reimbursed for their reasonable expenses incurred in attending the Board of Directors or Committee meetings. Additional fees and options may be granted for chairing special committees, such as the Audit Committee. In connection with their service to the Company in 2009, each non-employee director received an option for 85,000 shares of common stock at an exercise price equal to the price of our common stock at date of grant. The Chairman of the Audit Committee receives options for an additional 10,000 shares on the same terms and conditions as the other option awards described herein provided to all outside directors. Beginning in 2010, all non-employee directors also receive additional compensation of $1,000 per year in addition to the per-meeting amounts described herein.

Employment Agreements

Effective January 1, 2007, the Company entered into an employment agreement with Mr. Leeds for his continued service as Chairman of the Board, Chief Executive Officer, and President. Under the terms of the agreement, Mr. Leeds receives a base annual salary of $250,000 (subject to yearly increases of 5%), together with a non-discretionary bonus equal to 10% of the Company’s Earnings (as such term is defined in the employment agreement), subject to a yearly limitation of $200,000 in 2007, $300,000 in 2008 and $400,000 thereafter. Mr. Leeds is also entitled to receive a percentage of the commissions, if any, that he generates. Mr. Leeds also received options to acquire up to 2.5% of the Company’s issued and outstanding shares of common stock at an exercise price of $.32 and up to 2.5% of the Company’s issued and outstanding shares of common stock at an exercise price of $.35. Based on the number of shares outstanding as of January 1, 2007, Mr. Leeds was issued options to acquire up to 705,252 shares at an exercise price of $.32 and options to acquire up to 705,252 shares at an exercise price of $.35 on January 1, 2007. The initial term of the agreement expires on December 31, 2011, and is automatically renewed annually unless either party elects not to renew at least six months in advance.

In connection with the signing of Mr. Leeds’ employment agreements on May 22, 2002 and January 1, 2007, and the related issuance of options covering 7,000,000 shares and 1,410,504 shares (the “Leeds’ Options”), respectively, the Company has agreed to pay the amount of income tax liability incurred by Mr. Leeds upon exercise of the Leeds’ Options or any portion thereof that is directly related to such exercise; provided, however, that the Company’s obligation to pay such tax shall not exceed the amount of the tax benefit the

Company receives as a direct result of Mr. Leeds’ exercise of the Leeds’ Options or any portion thereof. Coverage of such tax by the Company shall be made in the form of a bonus to Mr. Leeds, which will also be subject to the same tax coverage by the Company, up to a maximum amount of the Company’s tax benefit derived from such bonus.

On January 14, 2010, options entitling Mr. Leeds to acquire up to 5,600,000 shares of common stock at an exercise price of $.25 per share were cancelled (the “Cancelled Options”), in consideration, in part, for the issuance of options to acquire 2,800,000 shares of our common stock (the “New Options”), together with 2,800,000 shares of deferred stock (“Deferred Stock”). The Cancelled Options were initially issued to Mr. Leeds in connection with his employment with us. The New Options and the Deferred Stock were issued subject to shareholder approval of amendments to our Plan, as described in this Proxy Statement. See “Proposal No. 2 - Approval of Amendments to our 2006 Incentive Compensation Plan.” The New Options were issued with an exercise price of $.50 per share (an amount in excess of the closing price of our common stock on the date of grant), and are immediately exercisable upon shareholder approval of the amendments to the Plan. The New Options will expire, if not sooner exercised, on December 31, 2019. The Deferred Stock represents a contingent right to receive an equal number of shares of common stock, which will vest ratably over a period of seven years, and will be delivered to Mr. Leeds upon the earlier to occur of: (i) December 31, 2019; (ii) change in control of the Company; or (iii) under certain circumstances, the termination of Mr. Leeds’ employment with us. Both the New Option and Deferred Stock provide for payment by the Company of the income tax liability incurred by Mr. Leeds upon any exercise of the New Options or delivery of the Deferred Shares that is directly related to such exercise or delivery; provided, however, that the Company’s obligations to pay such tax shall not exceed the amount of the tax benefit the Company receives as a direct result of such exercise or delivery, including any portion thereof. Any such payments the Company is obligated to make to Mr. Leeds shall be in form of a bonus, which will also be subject to the same tax coverage by the Company, up to a maximum amount of the Company’s tax benefit derived from such bonus. See “Proposal No. 2 - Approval of Amendments to our 2006 Incentive Compensation Plan.”

Report of the Audit Committee

The following report of the Audit Committee, covering our fiscal year ended December 31, 2009, shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C, promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or the liabilities of Section 18 of the Exchange Act. Such Report shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

The primary purpose of the audit committee is to assist the Board of Directors in its oversight of Summit’s internal controls and financial statements and the audit process. Summit does have an audit committee charter. The audit committee members are Paul D. DeStefanis and William L. Harvey.

Management is responsible for the preparation, presentation and integrity of Summit’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Moore Stephens Lovelace, P.A., is responsible for performing an independent audit of the consolidated financial statements in accordance with Public Company Accounting Oversight Board (United States) (“PCAOB”) standards.

In performing its oversight role, the audit committee has considered and discussed the audited financial statements with management. The committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB AU Section No. 380, as currently in effect. The committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB, regarding independent auditors’ communications with the audit committee concerning independence, and has discussed independence with the independent registered public accounting firm.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee with regard to its oversight functions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in Summit’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

Respectfully submitted,

THE AUDIT COMMITTEE

Paul D. DeStefanis

William L. Harvey

Certain Relationships and Related Transactions

There were no related party transactions during the years ended December 31, 2009 or December 31, 2008.

PROPOSAL 2 – APPROVAL OF AMENDMENTS TO OUR 2006 INCENTIVE COMPENSATION PLAN

In December 2006, the Company established its 2006 Incentive Compensation Plan (“the Plan”) as the successor to its 2000 Incentive Compensation Plan, which was established in July 2000.

The terms of the Plan provide for, among other things, grants of stock options (incentive and non-statutory), stock appreciation rights (SARs), deferred stock and restricted stock to eligible persons capable of contributing to the Company’s performance (“wards”). The total number of shares of common stock that may be subject to the granting of Awards under the Plan at any time during the term of the Plan is currently 12,000,000 shares, plus the number of shares with respect to which Awards previously granted under the Plan that terminate without being exercised, and the number of shares that are surrendered in payment of any Awards or any tax withholding requirements. The Plan also imposes individual limitations on the amount of certain Awards in part to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended. Under these limitations, during any fiscal year, currently the number of options, SARs, restricted stock, shares issued as a bonus or in lieu of other Company obligations, and other stock-based Awards granted to any one participant may not exceed 2,000,000 shares for each type of such Award, subject to adjustment in certain circumstances. The maximum amount that may be paid out as an annual incentive Award or other cash Award in any fiscal year to any one participant is $2,000,000, and the maximum amount that may be earned as a performance Award or other cash Award in respect of a performance period by any one participant is $5,000,000.

The Board of Directors has approved amending the Plan, subject to shareholder approval, to increase the total number of shares of our capital stock that may be subject to the granting of Awards under the Plan at any time during the term of the Plan to 22,000,000 shares, plus the number of shares with respect to which Awards previously granted under the Plan that terminate without being exercised, and the number of shares that are surrendered in payment of any Awards or any tax withholding requirements. In addition, the Board of Directors has approved amending the Plan, subject to shareholder approval, to (i) provide that, during any fiscal year, the number of options, SARs, restricted stock, shares issued as a bonus or in lieu of other Company obligations, and other stock-based Awards granted to any one participant may not exceed 3,000,000 shares for each type of such Award, subject to adjustment in certain circumstances; and (ii) to clarify and provide that such limitation does not apply to deferred stock Awards under the Plan.

In order to effectuate the foregoing amendments to the Plan, the Board of Directors amended the Plan, subject to shareholder approval, as follows:

Section 4(a) of the Plan is amended be deleting it in its entirety and replacing it with the following:

“Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be twenty-two million (22,000,000). If any Award is cancelled, forfeited or terminated for any reason prior to exercise or becoming fully vested, the shares of Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately be available for future Awards granted under the Plan as if said Award had never been granted including any shares of Stock subject to an Award which is cancelled, forfeited or terminated in order to pay the exercise price, purchase price or any taxes or tax withholdings on an Award. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to adjustment as provided in Section 10(c) hereof, in no event shall the aggregate number of shares of Stock which may be issued pursuant to ISOs exceed three million (3,000,000) shares.”

Section 5 of the Plan is amended by deleting it in its entirety and replacing it with the following:

“Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Options, SARs, Performance Award or Annual Incentive Award relating to more than Three Million (3,000,000) shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $2,000,000, and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Participant shall be $5,000,000.”

The Plan, as of August 1, 2010, has 1.67 million shares remaining available for future issuances thereunder (exclusive of the New Options and Deferred Stock granted to Mr. Leeds on January 14, 2010, as described below). On January 14, 2010, the Board of Directors approved the amendments to the Plan, described above, subject to approval of our shareholders, in order to, among other things, reserve a sufficient number of additional shares of common stock for Awards under the Plan; and for the purposes of being able to attract and retain officers, directors, key employees and independent contractors, providing an incentive for them to achieve long-range performance goals, and enabling them to participate in the long-term growth of the Company. In addition, our Board of Directors approved the amendments, subject to shareholder approval, to cause the issuance to Mr. Leeds of options to acquire 2,800,000 shares of our common stock (the “New Options”), together with 2,800,000 shares of deferred stock (“Deferred Stock) in consideration, in part, for the cancellation of outstanding options to acquire up to 5,600,000 shares of common stock at an exercise price of $.25 per share (the “Cancelled Options”). The Cancelled Options were initially issued to Mr. Leeds in connection with his employment with us. The New Options were issued with an exercise price of $.50 per share (an amount in excess of the closing price of our common stock on the date of grant), and are immediately exercisable upon shareholder approval of the amendments to the Plan. The New Options will expire, if not sooner exercised, on December 31, 2019. The Deferred Stock represents a contingent right to receive an equal number of shares of common stock, which will vest ratably over a period of seven years, and will be delivered to Mr. Leeds upon the earlier to occur of: (i) December 31, 2019; (ii) change in control of the Company; or (iii) under certain circumstances, the termination of Mr. Leeds’ employment with us. Both the New Option and Deferred Stock provide for payment by the Company of the income tax liability incurred by Mr. Leeds upon any exercise of the New Options or delivery of the Deferred Shares that is directly related to such exercise or delivery; provided, however, that the Company’s obligations to pay such tax shall not exceed the amount of the tax benefit the Company receives as a direct result of such exercise or delivery, including any portion thereof. Any such payments the Company is obligated to make to Mr. Leeds shall be in form of a bonus, which will also be subject to the same tax coverage by the Company, up to a maximum amount of the Company’s tax benefit derived from such bonus. The amendments to the Plan which enabled us to issue the New Options and the Deferred Stock in exchange for the cancellation of the Cancelled Options, was effectuated, in part, to maximize the potential tax deduction available for the net spread on the shares of common stock and share equivalents while maintaining the same number of shares and share equivalents, aggregate consideration and intrinsic value, both before and after the transaction, and to provide an extension of the time frame during which Mr. Leeds would have to exercise any share equivalents. No other director or executive officer was granted any Awards under the Plan, subject to shareholder approval.

Equity Compensation Plan Information

The following table summarizes share information about our equity compensation plans, including our 2000 Incentive Compensation Plan, the Plan, and non-plan equity compensation agreements as of December 31, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved By Shareholders	18,425,780	(1)	$0.42	2,034,483	(2)
Equity Compensation Plans Not Approved by Shareholders	1,156,650	(3)	$0.38	-0-
Total	19,582,430		$0.43	2,034,483	(2)

(1)	Includes 2,860,263 shares subject to outstanding options under the 2000 Incentive Compensation Plan, 9,965,517 shares subject to outstanding options under the Plan, as well as 5,600,000 shares subject to non-plan option agreements outstanding as of December 31, 2009. On January 14, 2010, the Company cancelled certain non-plan options for 5,600,000 shares in consideration, in part, for the issuance of immediately exercisable options to acquire 2,800,000 shares of common stock at an exercise price of $.50, together with 2,800,000 shares of Deferred Stock, subject to shareholder approval of the amendments to our Plan.
(2)	Represents shares available for Award grants under the Plan as of December 31, 2009.
(3)	Includes 447,650 shares subject to non-plan option agreements outstanding as of December 31, 2009 and 709,000 shares issuable upon exercise of common stock purchase warrants issued in connection with the private placement of our securities in 2002 and 2003. See “Equity Compensation Plans Not Approved by Shareholders – Warrants”

Equity Compensation Plans Not Approved by Shareholders – Options. The equity compensation plans not approved by shareholders consist of 447,650 shares of the Company’s common stock issuable upon exercise of options, and which options were granted between 2000 and 2003. Options for 47,650 of these shares were issued prior to 2003 and have, with respect to options for 35,913 shares, an exercise price of $2.50 per share, all of which have vested. Options for 11,737 shares, having an exercise price of $1.00 per share, have all vested. We have also included a commitment, made in 2003, to issue up to 400,000 options at an exercise price of $0.45 per share, which options have a ten-year term and vested with respect to 150,000 options, on February 3, 2004, and with respect to 125,000 options, on each of February 3, 2005 and 2006. The optionees may pay the exercise price with respect to their options either in cash, by check, with already owned shares of common stock of the Company that have been held by the optionee for at least six (6) months (or such other shares as will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), or such other manner as provided in the agreements or as may otherwise be determined by the Company. The option agreements provide for appropriate adjustment of the number of shares subject to the options and the exercise price of the options in the event of any increase or decrease in the number of issued and outstanding shares of the Company’s capital stock resulting from a stock dividend, a recapitalization or other capital adjustment of the Company. The Company has discretion to make appropriate anti-dilution adjustments to outstanding options in the event of a merger, consolidation or other reorganization of the Company, or a sale or other disposition of substantially all of the Company’s assets. The options are not assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an option is exercisable only by the optionee. In general, the vested portion of an option must be exercised within 90 days from disassociation with the Company.

Equity Compensation Plans Not Approved by Shareholders – Warrants. We issued common stock purchase warrants for 1,478,000 shares of our common stock to brokers and to certain administrative personnel in connection with our two private common stock offerings consummated in 2003. The warrants, which had a five-year term commencing on either March 19, 2003 or April 11, 2003 and expire on either March 18, 2008 or April 10, 2008, vested immediately upon issuance and were exercisable at a price of $0.30 per share payable in cash or by check. In December 2006, the Company extended the term of warrants to purchase 838,000 shares of common stock by not more than two years. In December 2009, with respect to warrants to purchase 509,000 shares of common stock, the Company extended the term to December 22, 2014 and increased the per share exercise price to $0.50. As of December 31, 2009, warrants to purchase 709,000 shares of common stock were outstanding. The holders of the warrants have piggy-back registration rights under which they may include in certain registration statements of the Company the shares of common stock issuable upon exercise of the warrants, subject to certain rights of the Company to cut-back the number of shares to be included under specified circumstances and to delay the filing or effectiveness of any registration statement or withdraw the registration statement. The warrant agreements contain certain cross-indemnification provisions in connection with the resale of the shares by the holders. The warrants contain anti-dilution provisions under which the exercise price of the warrants and the number of shares of common stock issuable upon their exercise are subject to adjustment in the event of stock splits, stock dividends, and in the event of a merger, consolidation, reorganization or reclassification of the capital stock of the Company.

2000 Incentive Compensation Plan

Our 2000 Incentive Compensation Plan, which was superseded by the Plan, was approved by our Board of Directors and shareholders in 2000. As of December 31, 2009, the Company had issued options entitling the holders thereof to acquire up to 2.86 million shares under the 2000 Incentive Compensation Plan. The exercise prices of the options range from $0.24 per share to $1.00 per share, and generally have scheduled vesting.

Options Granted Outside of Our 2000 Incentive Compensation Plan and 2006 Incentive Compensation Plan

As of August 1, 2010, we had options outstanding allowing the holders thereof to purchase an aggregate of 447,650 shares of common stock with a range of exercise prices from $0.45 to $2.50 per share. On January 14, 2010, the options to acquire up to 5,600,000 shares of common stock at an exercise price of $.25 per share, which options were originally granted outside of the 2000 Incentive Compensation Plan and the 2006 Incentive Compensation Plan, were cancelled in consideration, in part, for the issuance of options to acquire 2,800,000 shares of common stock at a price of $0.50 per share (expiring on December 31, 2019), together with 2,800,000 shares of Deferred Stock as described above.

All other non-plan options have a term of ten years from the date of grant, unless otherwise terminated in accordance with their terms. In general, options granted outside the plans must be exercised within 90 days of an employee’s disassociation from the Company. All outstanding options granted outside of our plans were exercisable as of August 1, 2010.

The affirmative vote (either in person or by proxy) of a majority of the shares of the Company’s common stock present at the Annual Meeting will be required to approve the amendments to the Plan, and proxies will be voted for this proposal, absent contrary instructions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE PLAN.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors will submit to the shareholders for their vote at the Annual Meeting a proposal to ratify the appointment of Moore Stephens Lovelace, P.A. as the Company’s independent registered public accounting firm.

The audit committee of the Company’s Board of Directors, under authority granted by the Company’s Board of Directors, has appointed Moore Stephens Lovelace, P.A. as the Company’s independent registered public accounting firm to examine the Company’s financial statements for the fiscal year ending December 31, 2010, and to render other professional services as required.

The Company’s Bylaws do not require that the shareholders ratify the appointment of Moore Stephens Lovelace, P.A. as the Company’s independent registered public accounting firm. The Company is asking its shareholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the shareholders do not ratify the appointment of Moore Stephens Lovelace, P.A., the audit committee will reconsider whether or not to retain Moore Stephens Lovelace, P.A. as the Company’s independent registered public accounting firm, but may determine to do so. Even if the appointment of Moore Stephens Lovelace, P.A. is ratified by the shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders.

A representative of Moore Stephens Lovelace, P.A. is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires, and will be available to answer appropriate questions.

The aggregate fees billed by the Company’s independent registered public accounting firm, Moore Stephens Lovelace, P.A., for audit services related to the most recent two fiscal years, and for other professional services billed in the most recent two fiscal years, were as follows:

Audit Fees.

Moore Stephens Lovelace, P.A., our independent registered public accounting firm, billed us an aggregate of $89,300 and $83,000 for each of the fiscal years ended December 31, 2009 and 2008, respectively, for fees and expenses for professional services rendered in connection with the audits of our financial statements for those fiscal years, reviews of the financial statements included in our quarterly reports on Form 10-Q during such fiscal years, and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements during such fiscal years.

Audit-Related Fees.

Our principal accountants were paid $1,815 and $2,335 for audit-related fees for each of the fiscal years ended December 31, 2009 and 2008 for assurance and related services that are reasonably related to the performance of our audit or review of our financial statements. Fees included attendance at our annual shareholder meeting and miscellaneous consulting during the course of the year.

Tax Fees.

Our principal accountants billed us $15,421 and $-0- for fees and expenses for services performed relating to tax compliance, tax advice or tax planning in each of the fiscal years ended December 31, 2009 and 2008.

All Other Fees.

Our principal accountants billed us $5,000 and $6,500 for all other fees in the fiscal years ended December 31, 2009 and 2008 for products and services other than those products and services described above.

The audit committee has determined that the services provided by the Company’s independent registered public accounting firm and the fees paid to them for such services has not compromised the independence of the Company’s independent registered public accounting firm.

The audit committee has responsibility for appointing, setting compensation and overseeing the work of Summit’s independent registered public accounting firm. The audit committee has not established pre-approved services and fees but instead the independent registered public accounting firm’s services proposed by management and related estimated fees are reviewed and approved individually. The audit committee’s approval policy consists of having management submit to it for review and approval all audit services to be provided by the independent registered public accounting firm for the next year’s audit and estimated fees for same. Permissible non-audit services and their estimated fees, as they are anticipated during the year, are presented to the audit committee by management for review and approval prior to engagement of the independent registered public accounting firm for such services.

The affirmative vote (either in person or by proxy) of a majority of the shares of the Company’s common stock present at the Annual Meeting will be required to approve the proposal to ratify the appointment of Company’s independent registered public accounting firm, and proxies will be voted for this proposal, absent contrary instructions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SHAREHOLDER PROPOSALS

Shareholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in Summit’s proxy statement in connection with next year’s annual meeting must submit their proposals so that they are received by the Company’s corporate secretary at our principal executive offices no later than the close of business on July 8, 2011. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at the next year’s annual meeting, (including director nominations or other proposals) the proposal must be submitted to the Company’s corporate Secretary at Summit’s principal executive offices no earlier than May 9, 2011 and no later than the close of business on July 8, 2011. Even if a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In submitting proposals, shareholders must comply with Summit’s advance notice provisions contained in its bylaws (including without limitation, the timing and information requirements contained in the Bylaws), as well as and the rules promulgated by the SEC relating to shareholder proposals. The Company will provide a copy of the advance notice provisions from its bylaws without charge upon written request. Shareholder proposals and requests for copies of the advance notice provisions should be addressed to Secretary, Summit Financial Services Group, Inc., 595 South Federal Highway, Suite 500, Boca Raton, Florida 33432.

If a shareholder proposal is introduced in the 2011 Annual Meeting of Shareholders without any discussion of the proposal in our proxy statement, and the shareholder does not notify us on or before August 21, 2011, as required by Rule 14a–4(c)(1) of the Exchange Act, of the intent to raise such proposal at the Annual Meeting of Shareholders, then proxies received by us for the 2011 Annual Meeting of Shareholders will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

ANNUAL REPORT

WE WILL PROVIDE TO THE RECIPIENTS OF THIS DOCUMENT, UPON WRITTEN REQUEST AND WITHOUT CHARGE, ADDITIONAL COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009. Written requests for the Annual Report should be addressed to: Investor Relations Department, Summit Financial Services Group, Inc., 595 South Federal Highway, Suite 500, Boca Raton, Florida 33432.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, or postponement or adjournment thereof, requiring a vote of the shareholders, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with the recommendations of management, unless such authority has been withheld.

Kindly date, sign and return the enclosed proxy card.

By Order of the Board of Directors

/s/ Marshall T. Leeds
Marshall T. Leeds, Chairman,
Chief Executive Officer and President

Date: September 1, 2010

SUMMIT FINANCIAL SERVICES GROUP, INC.

Annual Meeting of Shareholders, October 6, 2010

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of Summit Financial Services Group, Inc. (the “Company”) hereby appoints Marshall T. Leeds and Steven C. Jacobs, or either of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to vote all such shares of the Company as to which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company and at all adjournments or postponements thereof, to be held at the offices of Akerman Senterfitt, 350 East Las Olas Boulevard, 16th Floor, Ft. Lauderdale, Florida 33301, on October 6, 2010 at 11:00 a.m. Eastern Time, in accordance with the following instructions:

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR: (I) THE ELECTION OF DIRECTORS, (II) APPROVAL OF THE AMENDMENTS TO OUR 2006 INCENTIVE COMPENSATION PLAN, (III) RATIFICATION OF THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM, AND (IV) AUTHORIZATION TO ACT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, AND ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED)

SUMMIT FINANCIAL SERVICES GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

October 6, 2010

1.	ELECTION OF DIRECTORS:

1. Paul D. DeStefanis	2. William L. Harvey	3. Marshall T. Leeds	4. Sanford B. Cohen	5. Steven C. Jacobs

☐	FOR all nominees listed above (except as specified below)

☐	WITHHOLD AUTHORITY to vote for all nominees listed above

To withhold authority to vote for any indicated nominee(s), write the number(s) in the box provided to the right: ☐ ☐ ☐ ☐ ☐

2.	APPROVAL OF THE AMENDMENTS TO OUR 2006 INCENTIVE COMPENSATION PLAN

To approve the proposal to amend our 2006 Incentive Compensation Plan.

☐ FOR	☐ AGAINST	☐	ABSTAIN

3.	RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

To approve the proposal to ratify Moore Stephens Lovelace, P.A. as the Company’s independent registered public accounting firm.

☐ FOR	☐ AGAINST	☐	ABSTAIN

4.	OTHER BUSINESS:

To act upon such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.

☐ FOR	☐ AGAINST	☐	ABSTAIN

Check appropriate box and indicate changes below:

☐  Address Change?    ☐  Name Change?

SIGNATURE(S)

(Please sign exactly as your name appears on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or partner, please give full title as such. If a corporation, please sign in full corporate name by president or by other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Date:

Number of Shares: